FULBRIGHT & JAWORSKI
                                     L.L.P.

                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE
                         NEW YORK, NEW YORK 10103-3198
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TELEPHONE: 212/318-3000                                             LONDON
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WRITER'S DIRECT DIAL NUMBER:


June 19, 1997


Alexion Pharmaceuticals, Inc.
25 Science Park
New Haven, CT 06511

Dear Sirs:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), filed by Alexion Pharmaceuticals, Inc. (the "Company") on behalf of certain selling stockholders (the "Selling Stockholders") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 1,888,808 shares of the Company's Common Stock, $.0001 par value (the "Common Shares") and 85,936 shares of Common Stock issuable upon exercise of warrants (the "Warrant Shares"), representing an aggregate of 1,974,744 shares of Common Stock (the "Shares"), to be sold by the Selling Stockholders.

     As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Common Shares to be sold by the Selling Stockholders have been duly and validly authorized, have been legally issued, and are fully paid and nonassessable, and the Warrant Shares have been duly and validly authorized and, subsequent to the exercise of the Warrants and payment of the exercise price by the Selling Stockholders, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement and prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.


                                                 Very truly yours,

                                                 /s/ Fulbright & Jaworski L.L.P.